UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 4, 2010 (March 2, 2010)
Date of Report (Date of earliest event reported)
FIRST INDUSTRIAL REALTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-13102	36-3935116
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)
311 S. Wacker Drive, Suite 3900
Chicago, Illinois 60606
(Address of principal executive offices, zip code)
(312) 344-4300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 2, 2010, the Compensation Committee of the Board of Directors (the “Board”) of First Industrial Realty Trust, Inc. (the “Company”) approved a new form of restricted stock agreement, a copy of which is attached hereto as Exhibit 10.1
     On March 3, 2010, the Board elected Matthew S. Dominski to serve as a director of the Company and also to serve on the Audit Committee, Investment Committee and the Special Committee of the Company’s Board of Directors.
     Also on March 3, 2010, the Board approved a revised compensation arrangement for directors. Under the revised arrangement, the annual retainer for independent directors (which remains $120,000) is payable monthly and, at the director’s election, may be taken, from 0% to 100%, in fully vested stock. All other fee arrangements remain unchanged, with the Chairman of the Board of Directors continuing to receive an annual fee of $50,000; the Chairman of the Audit Committee continuing to receive an annual fee of $20,000; the Chairman of the Compensation Committee continuing to receive an annual fee of $10,000; and the Chairman of the Nominating/Corporate Governance Committee continuing to receive an annual fee of $10,000.
Item 7.01 Regulation FD Disclosure.
     Attached hereto as Exhibit 99.1 is a copy of the Company’s press release dated March 4, 2010, which contains information regarding Mr. Dominski.
     The information furnished in this report under this Item 7.01, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Form of Restricted Stock Agreement

99.1	First Industrial Realty Trust, Inc. Press Release dated March 4, 2010 (furnished pursuant to Item 7.01).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST INDUSTRIAL REALTY TRUST, INC.
By:	/s/ Scott A. Musil
	Name:	Scott A. Musil
	Title:	Acting Chief Financial Officer (Principal Financial Officer)

Date: March 4, 2010